Exhibit 10.44

EXECUTION VERSION

GUARANTEE AGREEMENT

Dated as of November 30, 2017

among

FIDELITY & GUARANTY LIFE,

FGL US HOLDINGS INC.,

FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC.

and

the other GUARANTORS Party Hereto

and

ROYAL BANK OF CANADA,

as Administrative Agent

i

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November 30, 2017 is entered into by and among FIDELITY & GUARANTY LIFE, a Delaware corporation (“FGL”), FGL US HOLDINGS INC., a Delaware corporation (“FGL US”), FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC., a Delaware corporation (“FGLBS”), the other Guarantors party hereto and ROYAL BANK OF CANADA, as Administrative Agent.

WHEREAS, Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation (the “Company”) and CF Bermuda Holdings Limited, a Bermuda exempted limited liability company (the “Parent Borrower”), as borrowers (in such capacity, the “Borrowers” and individually, each, a “Borrower”) are entering into the Credit Agreement described in Section 1 hereof, consisting on the date hereof of a revolving credit facility in an aggregate principal amount of $250,000,000;

WHEREAS, the Borrowers intend to use the proceeds of the revolving credit facility (i) for working capital, growth initiatives and general corporate purposes of the Borrowers and (ii) to pay fees, commissions and expenses incurred in connection with this Agreement and the Transactions;

WHEREAS, the Guarantors (as defined below) are each willing to guarantee the obligations of the Borrowers as provided herein;

WHEREAS, the Lenders are not willing to enter into the Credit Agreement unless the obligations of the Borrowers under the Credit Agreement are guaranteed as described above;

WHEREAS, the Guarantors will derive substantial direct and indirect benefits from the extensions of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend credit to the Borrowers pursuant to the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Definitions. Terms Defined in Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined in subsection (b) of this Section have, as used herein, the respective meanings provided for in the Credit Agreement.

(b)          Additional Definitions. The following additional capitalized terms, as used herein, have the following meanings:

“Administrative Agent” means Royal Bank of Canada, in its capacity as Administrative Agent under the Loan Documents, and its successors and assigns in such capacity.

“Agent-Related Persons” means the initial Administrative Agent and any successor Administrative Agent, in each case together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Payments” has the meaning specified in Section 2(k).

“Borrowers” has the meaning specified in the recitals hereto.

“Contributing Guarantors” has the meaning specified in Section 2(k).

“Credit Agreement” means the Credit Agreement, dated as of the date hereof, among the Borrowers, the Lenders party thereto, Royal Bank of Canada, as Administrative Agent and LC Issuer, and the other agents and arrangers party thereto.

“Fair Share” has the meaning specified in Section 2(k).

“Fair Share Contribution Amount” has the meaning specified in Section 2(k).

“Funding Guarantor” has the meaning specified in Section 2(k).

“Guarantee” means, with respect to each Guarantor, its guarantee of the Obligations under Section 2 hereof or Section 1 of a Guarantee Agreement Supplement.

“Guarantee Agreement Supplement” means a Guarantee Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Administrative Agent for the purpose of adding a Person as a party hereto pursuant to Section 7.

“Guaranteed Parties” means, collectively, (i) the Administrative Agent, (ii) the Lenders, (iii) the LC Issuers and (iii) the respective successors and assigns and the permitted transferees and endorsees of each of the foregoing.

“Guarantor” means FGL, FGL US, FGLBS and each Person that, at any time after the date hereof, becomes a “Guarantor” pursuant to Section 7.

“Release Conditions” means the following conditions for releasing all the Guarantees:

(i)          all Revolving Commitments under the Credit Agreement shall have expired or been terminated; and

(ii)         all Obligations (other than (i) unmatured, surviving contingent indemnification obligations not yet due and payable and (ii) LC Obligations that have been Cash Collateralized in an amount equal to 103% of the Fronting Exposure with respect thereto) shall have been paid in full.

“Voidable Transfer” has the meaning specified in Section 2(j).

2

(c)          Terms Generally. The definitions of capitalized terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless otherwise expressly provided herein or the context requires otherwise, (i) any definition of or reference to any agreement (including this Agreement), instrument or other document shall be deemed to include all subsequent amendments and other modifications thereto and shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.          Guarantees by Guarantors.

(a)          Guarantees. Subject to the provisions of Section 2(k), the Guarantors jointly and severally, unconditionally and irrevocably guarantee to the Administrative Agent for the benefit of the Guaranteed Parties the full and punctual payment and performance of each Obligation when due (whether at stated maturity, upon acceleration or otherwise). If the Borrowers fail to pay any Obligation punctually when due, the Guarantors jointly and severally shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement.

(b)          Guarantees Unconditional. The obligations of each Guarantor under its Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, to the fullest extent permitted under applicable law, will not be released, discharged or otherwise affected by:

(i)          any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower, any other Guarantor or any other Person under any Loan Document, by operation of law or otherwise;

(ii)         any modification or amendment of or supplement to any Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

(iii)        any change in the corporate existence, structure or ownership of any Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of any Borrower, any other Guarantor or any other Person under any Loan Document;

3

(iv)        the existence of any claim, set-off or other right whatsoever (in any case, whether based on contract, tort or any other theory) that such Guarantor may have at any time against any Borrower, any other Guarantor, any Guaranteed Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)         any invalidity or unenforceability relating to or against any Borrower, any other Guarantor or any other Person for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by any Borrower, any other Guarantor or any other Person;

(vi)        any failure of any Guaranteed Party to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Credit Party now or hereafter known to such Guaranteed Party (each Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information); or

(vii)       other than satisfaction in full of the Release Conditions, any other act or omission to act or delay of any kind by any Borrower, any other Guarantor, any other party to any Loan Document, any Guaranteed Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.

(c)          Release of Guarantees.

(i)         All the Guarantees will automatically be discharged and released without any further action by the Administrative Agent or any other Guaranteed Party when all the Release Conditions are satisfied. If at any time any payment of an Obligation is rescinded or must be otherwise restored or returned, in whole or in part, upon the insolvency or receivership of any Borrower or otherwise, the Guarantees will be reinstated with respect thereto as though such payment, or part thereof, had been due but not made at such time.

(ii)         If all the capital stock of a Guarantor or all or substantially all the assets of a Guarantor are disposed of to a Person or a Guarantor merges, amalgamates or consolidates with another Person in a transaction permitted by the Credit Agreement and such Person is not required under the Credit Agreement to assume the obligations of such Guarantor hereunder (any such sale, merger, amalgamation or consolidation, a “Sale of Guarantor”), the Guarantee of such Guarantor shall automatically be discharged and released without any further action by the Administrative Agent or any other Guaranteed Party effective as of the time of such Sale of Guarantor. Such release shall not require the consent of any Guaranteed Party, and the Administrative Agent shall be fully protected in relying on a certificate of the Borrowers as to whether any particular sale, merger, amalgamation or consolidation constitutes a Sale of Guarantor.

4

(iii)        The Administrative Agent, at the request and expense of the Borrowers, will execute and deliver all documents that a Borrower or a Guarantor may reasonably request to evidence the release and termination of the Guarantee pursuant to clause (i) or (ii) above.

(d)          Waiver by Guarantors. To the fullest extent permitted under applicable law, each Guarantor irrevocably waives acceptance hereof, presentment, diligence, marshaling, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other Guarantor or any other Person. For the avoidance of doubt, each Guarantee will not be subject to any revocation, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason other than full satisfaction of the Release Conditions as provided in clause (c)(i) above or a release effected in accordance with clause (c)(ii) above.

(e)          Subrogation. A Guarantor that makes a payment with respect to an Obligation hereunder will be subrogated to the rights of the payee against the Borrowers with respect to such payment; provided that no Guarantor may enforce any payment by way of subrogation against the Borrowers, or by reason of contribution against any other Guarantor of such Obligation, until all of the Release Conditions have been satisfied in full. If any amount is paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Release Conditions, such amount shall be received and held in trust for the benefit of the Guaranteed Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Agreement in accordance with the terms of the Loan Documents.

(f)          Stay of Acceleration. To the fullest extent permitted under applicable law, if acceleration of the time for payment of any Obligation by any Borrower is stayed by reason of the insolvency or receivership of such Borrower or otherwise, all Obligations otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent.

(g)          Right of Set-Off. In addition to any rights and remedies of the Guaranteed Parties provided by applicable law, if any Obligation is not paid promptly when due (after the passage of any applicable cure period as set forth in the Loan Documents), each of the Guaranteed Parties and their respective Affiliates is authorized at any time during the continuance of an Event of Default, without prior notice to any Guarantor, any such notice being waived by each Guarantor, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Guaranteed Party or Affiliate or for the credit or the account of any Guarantor against the obligations of such Guarantor under its Guarantee, irrespective of whether or not such Guaranteed Party made any demand thereunder; provided that neither any Guaranteed Party nor any of its Affiliates will be entitled to exercise any such set off with respect to any trust or payroll account. By its acceptance hereof, each Guaranteed Party agrees to promptly notify the Borrowers, the relevant Guarantor and the Administrative Agent after any such set off and application made by such Guaranteed Party; provided that the failure to give such notice will not affect the validity of such set off and application.

5

(h)          Continuing Guarantee. Each Guarantee is a continuing guarantee, and the provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Credit Agreement. If all or part of any Guaranteed Party’s interest in any Obligation is assigned or otherwise transferred in accordance with the provisions of the Credit Agreement, the transferor’s rights under each Guarantee, to the extent applicable to the obligation so transferred, will automatically be transferred with such obligation. Without limiting Section 2(c), no Guarantor, except pursuant to a transaction permitted by the Credit Agreement, will have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and each Lender in accordance with the Credit Agreement.

(i)          Limitation on Obligations of Guarantor. Notwithstanding anything to the contrary herein, it is the intention of the parties hereto that the Guarantee of each Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable state law and not otherwise be void or voidable under any similar laws (including foreign laws) affecting the rights of creditors generally. To effectuate that intention, the parties hereto hereby agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render such Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable state law.

(j)          Reinstatement. If at any time payment of any of the Obligations or any portion thereof is rescinded, disgorged or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any other Guarantor or any substantial part of its property, or otherwise, or if any Guaranteed Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Guaranteed Party in full or partial satisfaction of any Obligation, because the payment or transfer or the incurrence of the obligation so satisfied, is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively a “Voidable Transfer”), or because such Guaranteed Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment, transfer or incurrence is a Voidable Transfer, then, as to any such Voidable Transfer and as to all reasonable out-of-pocket costs, expenses and attorney’s fees of the Guaranteed Party related thereto, the liability of each Guarantor hereunder will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.

6

(k)          Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guarantee. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor will be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guarantee in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law or otherwise void or voidable under any similar laws (including foreign laws) affecting the rights of creditors generally; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 2(k), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder will not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guarantee (including in respect of this Section 2(k)), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 2(k). The amounts payable as contributions hereunder will be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 2(k) will not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 2(k).

(l)          Guaranty of Payment. The Guarantee of each Guarantor is a Guarantee of payment when due (whether or not any proceeding under any Debtor Relief Law shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not of collection.

Section 3.          General Representations and Warranties. Each Guarantor represents and warrants that:

(a)          Such Guarantor (i) is duly organized and validly existing and (ii) in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization (except, in each case referred to in clauses (i) (other than with respect to FGL US) and (ii), to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or result in the imposition of substantial penalties).

7

(b)          In executing and delivering this Agreement (including providing its Guarantee), such Guarantor has (i) without reliance on the Administrative Agent or any other Guaranteed Party or any information received from the Administrative Agent or any other Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated by the Loan Documents and the Parent Borrower, the Company and their respective Subsidiaries, the business, assets, operations, prospects and condition, financial or otherwise of the Parent Borrower, the Company and their respective Subsidiaries, and any circumstances which may bear upon such transactions or the obligations and risks undertaken herein with respect to the Obligations, (ii) adequate means to obtain from the Parent Borrower, the Company and their respective Subsidiaries on a continuing basis information concerning the Parent Borrower, the Company and such Subsidiaries, (iii) access to the Loan Documents and any other documents executed in connection with the Loan Documents as it deems appropriate to make the determinations set forth in clause (i) above, and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent or any other Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent or any other Guaranteed Party (including any review by the Administrative Agent or any other Guaranteed Party of the affairs of the Parent Borrower, the Company or their respective Subsidiaries).

Section 4.          Reserved.

Section 5.          Remedies upon Event of Default. If an Event of Default occurs and is continuing, the Administrative Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) hereunder.

Section 6.          Fees and Expenses; Indemnification.

(a)          The Guarantors shall pay, or shall cause the Borrowers to pay, to the Administrative Agent within ten (10) Business Days following written demand therefor the amount of any and all reasonable and documented out-of-pocket expenses, including Attorney Costs (which shall be limited to one firm of counsel for the Administrative Agent and the Guaranteed Parties and, if reasonably necessary, a single local counsel in each appropriate jurisdiction, collectively, for the Administrative Agent and each Guaranteed Party (and, in the case of an actual or perceived conflict of interest, one additional counsel to the affected Indemnified Persons similarly situated)), that the Administrative Agent may incur in connection with (x) the administration or enforcement of this Agreement or (y) the exercise by the Administrative Agent of any of its rights or powers under this Agreement; and

Section 7.          Additional Guarantors. Any Person may become a party hereto by signing and delivering to the Administrative Agent a Guarantee Agreement Supplement, whereupon such Person will become a “Guarantor” as defined herein.

Section 8.          Notices.

(a)          Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, emailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by any Guarantor by facsimile (1) shall be promptly confirmed by a telephone call to the recipient at the number specified below and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

8

(i)          if to any Guarantor on the Closing Date or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 of the Credit Agreement or to such other address, facsimile number, electronic mail address or telephone number as will be designated by such party in a notice to the other parties;

(ii)         if to any Lender or any LC Issuer, to the Administrative Agent to be forwarded to such Lender or such LC Issuer at its address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as will be designated by such party in a notice to the Borrowers and the Administrative Agent;

(iii)        if to any other Guarantor (other than FGL or a Guarantor which is a Guarantor on the Closing Date), to the address, facsimile number, electronic mail address or telephone number specified for such Person in its first Guarantee Supplement or to such other address, facsimile number, electronic mail address or telephone number as will be designated by such party in a notice to the other parties; and

(iv)        if to any Guaranteed Party Requesting Notice, to such address, facsimile number, electronic mail address or telephone number as such party will hereafter specify for the purpose by notice to the Administrative Agent.

All such notices and other communications will be deemed given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered. In no event will a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)          This Agreement may be transmitted and/or signed by facsimile or PDF delivered by electronic mail. The effectiveness of any such documents and signatures will, subject to applicable law, have the same force and effect as signed originals and will be binding on the Borrowers, all Guarantors, the Guaranteed Parties and the Administrative Agent. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually delivered original thereof; provided, that the failure to request or deliver the same will not limit the effectiveness of any facsimile or PDF document or signature.

9

(c)          The Administrative Agent, the Lenders and the LC Issuers will be entitled to rely and act on any notices purportedly given by or on behalf of any Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. The Administrative Agent or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing subclause (A) of notification that such notice or communication is available and identifying the website address therefor.

Section 9.          No Implied Waivers; Remedies Not Exclusive. No failure by the Administrative Agent or any Guaranteed Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under this Agreement will operate as a waiver thereof; nor will any single or partial exercise by the Administrative Agent or any Guaranteed Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 10.         Successors and Assigns. No Guarantor my assign or otherwise transfer any of its rights or obligations hereunder other than in accordance with the terms of the Credit Agreement.

Section 11.         Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Lenders as are required to consent thereto under Section 10.01 of the Credit Agreement.

Section 12.         Choice of Law; Jurisdiction; Consent to Service of Process.

(a)          This Agreement is to be construed in accordance with and governed by the law of the State of New York.

(b)          Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction in the event such action or proceeding cannot be heard or otherwise determined in the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York.

10

(c)          Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in the first sentence of clause (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)          Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 13.         Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 14.         Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Agreement will remain in full force and effect in such jurisdiction and (ii) the invalidity or unenforceability of such provision in such jurisdiction will not affect the validity or enforceability thereof in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIDELITY & GUARANTY LIFE

By:	/s/ Dennis R. Vigneau
Name:	Dennis R. Vigneau
Title:	Executive Vice President & Chief Financial Officer

FIDELITY US HOLDINGS INC.

By:	/s/ Dennis R. Vigneau
Name:	Dennis R. Vigneau
Title:	Executive Vice President & Chief Financial Officer

FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC.

By:	/s/ Dennis R. Vigneau
Name:	Dennis R. Vigneau
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Guarantee Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Ann, Hurley
Name:	Ann, Hurley
Title:	Manager, Agency

[Signature Page to Guarantee Agreement]

Exhibit A

GUARANTEE AGREEMENT SUPPLEMENT

This GUARANTEE AGREEMENT SUPPLEMENT dated as of _______________ is entered into by and between [NAME OF GUARANTOR] (the “Guarantor”) and Royal Bank of Canada, as Administrative Agent.

WHEREAS, the Guarantors party thereto and Royal Bank of Canada, as Administrative Agent, are parties to a Guarantee Agreement dated as of November 30, 2017 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) under which the Guarantors guarantee certain of the Obligations of the Borrowers;

WHEREAS, the Guarantor desires to become a party to the Guarantee Agreement as a Guarantor thereunder; and

WHEREAS, terms defined in the Guarantee Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Guarantee. The Guarantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Guarantor acknowledges that, by signing this Guarantee Agreement Supplement and delivering it to the Administrative Agent, the Guarantor becomes a “Guarantor” for all purposes of the Guarantee Agreement and that its obligations thereunder are subject to all the provisions of the Guarantee Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.1

2.          Party to Guarantee Agreement. Upon delivering this Guarantee Agreement Supplement to the Administrative Agent, the Guarantor will become a party to the Guarantee Agreement and will thereafter have all the rights and obligations of a Guarantor thereunder and be bound by all the provisions thereof as fully as if the Guarantor were one of the original parties thereto.

3.          Address of Guarantor. The address, facsimile number, electronic mail address and telephone number of the Guarantor for purposes of Section 8 of the Guarantee Agreement are:

1 The provisions of this supplement may be modified with respect to any Guarantor which is a Foreign Subsidiary in order to take into account general statutory limitations, financial assistance, corporate benefit, fraudulent preference principles, capital maintenance rules, “thin capitalisation” rules and similar principles that may limit the ability of a Foreign Subsidiary to Guarantee the Obligations or require that such Guarantee be limited by an amount or otherwise, in each case in a manner reasonably determined by the Borrowers and the Administrative Agent.

[address]

[facsimile number]

[e-mail address]

[telephone number]

4.          Representations and Warranties. The Guarantor hereby represents and warrants that:

(a)	the Guarantor is a corporation[2] duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of [jurisdiction of organization], except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)	the execution and delivery of this Guarantee Agreement Supplement by the Guarantor and the performance by it of its obligations under the Guarantee Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except such as have been obtained on or prior to the date hereof) and do not contravene the terms of the Guarantor’s or any of its Subsidiaries’ articles of incorporation, by-laws or other organizational documents;

(c)	the execution and delivery of this Guarantee Agreement Supplement by the Guarantor and the performance by it of its obligations under the Guarantee Agreement as supplemented hereby do not result in any breach, violation or contravention of, or result in or require the creation of any Lien under any material Contractual Obligation or Material Indebtedness to which such Guarantor is a party, or any Requirement of Law, order, injunction, writ or decree of any Governmental Authority binding upon it, except to the extent that such conflict, breach, violation, contravention or Lien, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(d)	the Guarantee Agreement as supplemented hereby constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and

2 Modify as needed if not a corporation.

A-2

(e)	each of the representations and warranties set forth in the Guarantee Agreement is true and correct in all material respects as applied to the Guarantor (for purposes of this clause (e), references in said Sections to a “Guarantor” are deemed to refer to the Guarantor and references to the “Closing Date” are deemed to refer to the date on which the Guarantor signs and delivers this Guarantee Agreement Supplement).[3]

5.          Governing Law. This Guarantee Agreement Supplement is to be construed in accordance with and governed by the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

3 This supplement may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty with respect to the Guarantor executing this supplement as may be necessary to qualify any representation or warranty with respect to such Guarantor set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct in all material respects to the extent required hereby or by the terms of any other Loan Document.

A-3

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

ROYAL BANK OF CANADA
as Administrative Agent

By:
Name:
Title:

[Signature Page to Guarantee Agreement]